UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2016

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri		63025
(Address of principal executive offices)		(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.Entry into a Material Definitive Agreement

As previously reported, on December 22, 2015, Peak Resorts, Inc. (the “Company”), together with its subsidiaries Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc. and SNH Development, Inc., as borrowers (together, the “Subsidiaries” and collectively with the Company, the “Borrowers”), entered into a $20.00 million Credit Facility, Loan and Security Agreement (the “Credit Agreement”) with Royal Banks of Missouri, as lender (the “Lender”). The description of the Credit Agreement under Item 1.01 in the Current Report on Form 8-K filed on December 29, 2015 is incorporated by reference herein.

On December 22, 2016, in connection with the acquisition of Hunter Mountain, the Borrowers borrowed $15.50 million pursuant to a Promissory Note issued by the Lender under and subject to the terms of the Credit Agreement (the “Initial Promissory Note”).  The description of the Initial Promissory Note under Item 1.01 of the Current Report on Form 8-K filed on December 29, 2015 is incorporated by reference herein.

On July 20, 2016, the Borrowers borrowed an additional $1.75 million under the Credit Agreement for working capital purposes pursuant to the Initial Promissory Note.  On August 5, 2016, the Borrowers borrowed the remaining $2.75 million under the Credit Agreement for working capital purposes, pursuant to a Promissory Note issued under and subject to the terms of the Credit Agreement (the “Second Promissory Note”), bringing the total principal amount borrowed under the Credit Agreement to $20 million.

The Second Promissory Note is subject to the terms of the Credit Agreement except for any provisions in the Credit Agreement related to renewal or conversion of the Second Promissory Note.  The terms of the Second Promissory Note provide that interest on the outstanding principal amount of the Note shall be charged at 6.0% per annum, provided that past due amounts shall be subject to higher interest rates and late charges. The debt evidenced by the Second Promissory Note is secured by the assets of each of the Subsidiaries and matures on August 5, 2017.  The Company is required to make interest only payments under the Second Promissory Note.

Except in the case of a default, the Borrowers may prepay all or any portion of the outstanding debt under the Second Promissory Note and all accrued and unpaid interest due prior to the maturity date without prepayment penalty.  In the case of a default, the outstanding balance due on the Second Promissory Note bear interest at the rate of 5.0% percent per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand.

The Second Promissory Note is filed hereto as Exhibit 10.1. The summary of the terms of the Second Promissory Note is qualified in its entirety by reference to such exhibit.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 20, 2016, the Borrowers borrowed an additional $1.75 million under the Credit Agreement for working capital purposes pursuant to the Initial Promissory Note.  On August 5, 2016, the Borrowers borrowed the remaining $2.75 million under the Credit Agreement for working capital purposes, pursuant to the Second Promissory Note, bringing the total principal amount borrowed under the Credit Agreement to $20 million.

The terms of the Second Promissory Note are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1

Promissory Note from Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc., and SNH Development, Inc. in favor of Royal Banks of Missouri, dated as of August 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2016

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Chief Financial Officer

2